                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                       13-2740599
             ----------                                      ----------
 (State of incorporation or organization)                 (I.R.S. Employer
                                                         Identification No.)
        World Financial Center
        North Tower
        250 Vesey Street
        New York, New York                                      10281
      ----------------------                                 ----------
(Address of principal executive offices)                     (Zip Code)

 If this form relates to the                         If this form relates to the registration
 registration of a class of securities               of a class of securities pursuant to
 pursuant to Section 12(b) of the                    Section 12(g) of the Exchange Act and is
 Exchange Act and is effective pursuant              effective pursuant to General
 to General Instruction A.(c), please                Instruction A.(d), please check the
 check the following box. [X]                        following box. [ ]


Securities Act registration statement file number to which this form relates:    333-68747
                                                                                 ---------
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
     -------------------                          ------------------------------

Energy Select Sector SPDR(R) Fund Market Index
Target-Term Securities(R) due September  , 2006   American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

"SPDRs", Select Sector SPDR", "Select Sector SPDRs" and Select Sector Standard &
Poor's Depositary Receipts" are trademarks of The McGraw-Hill Companies, Inc.

Item 1. Description of Registrant's Notes to be Registered.
        --------------------------------------------------

          The description of the general terms and provisions of the Energy Select Sector SPDR(R) Fund Market Index Target-Term Securities ("MITTS(R)") due
September    , 2006 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated August 6, 1999, and the Prospectus dated May 6, 1999, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-68747 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated August 6, 1999, and Prospectus dated May 6, 1999, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99 (B)  Form of Note.

       99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.

                              By: /s/        Andrea L. Dulberg
                                 --------------------------------------
                                             Andrea L. Dulberg
                                                 Secretary

Date: September 14, 1999

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

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                           MERRILL LYNCH & CO., INC.




                                    EXHIBITS
                                       TO
                       FORM 8-A DATED September 14, 1999

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
----------

99 (A)          Preliminary Prospectus Supplement dated
                August 6, 1999, and Prospectus dated
                May 6, 1999 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)          Form of Note.

99 (C)          Copy of Indenture between Merrill Lynch & Co.,
                Inc. and The Chase Manhattan Bank, formerly
                Chemical Bank (successor by merger to
                Manufacturers Hanover Trust Company),
                dated as of April 1, 1983, as amended and restated.*



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2